Exhibit 99.1

GENCOR RELEASES SECOND QUARTER FISCAL 2025 RESULTS

July 25, 2025 (PRIME NEWSWIRE) - Gencor Industries, Inc. (the “Company” or “Gencor”) (NYSE American: GENC) announced today net revenue for the quarter ended March 31, 2025 of $38,204,000 decreased 6.1% from net revenue for the quarter ended March 31, 2024 of $40,676,000. Revenue from contract equipment sales recognized at a point in time decreased slightly in the quarter ended March 31, 2025. As a percent of sales, gross profit margins were 29.7% in the quarter ended March 31, 2025, compared to 30.3% in the quarter ended March 31, 2024 due to a marginally higher material costs.

Product engineering and development expenses decreased $212,000 to $681,000 for the quarter ended March 31, 2025, as compared to $893,000 for the quarter ended March 31, 2024, due to reduced headcount. Selling, general and administrative (“SG&A”) expenses decreased to $4,192,000 for the quarter ended March 31, 2025, compared to $4,357,000 for the quarter ended March 31, 2024 due to reduced commissions on lower revenues.

The Company had operating income of $6,480,000 for the quarter ended March 31, 2025 as compared to $7,072,000 for the quarter ended March 31, 2024. The decrease in operating income was due primarily to lower revenues in the quarter ended March 31, 2025.

For the quarter ended March 31, 2025, the Company had net other income of $1,756,000 compared to $1,008,000 for the quarter ended March 31, 2024. Included in net other income for the quarter ended March 31, 2025 were net realized and unrealized gains on marketable securities of $598,000 compared to $205,000 for the quarter ended March 31, 2024.

The effective income tax rates for the quarters ended March 31, 2025 and March 31, 2024 were 26.0% and 23.0%, respectively. Net income for the quarter ended March 31, 2025 was $6,095,000, or $0.42 per basic and diluted common share, compared to net income of $6,222,000, or $0.42 per basic and diluted common share for the quarter ended March 31, 2024.

For the six months ended March 31, 2025 the Company had net revenue of $69,620,000 and net income of $9,912,000, or $0.68 per basic and diluted common share, compared to net revenue of $66,694,000 and net income of $10,548,000 or $0.72 per basic and diluted common share for the six months ended March 31, 2024.

At March 31, 2025, the Company had $143.7 million of cash and cash equivalents and marketable securities compared to $115.4 million at September 30, 2024. Net working capital was $193.2 million at March 31, 2025 compared to $182.2 million at September 30, 2024. The Company had no short-term or long-term debt outstanding at March 31, 2025.

The Company’s backlog was $27.8 million at March 31, 2025 compared to $50.4 million at March 31, 2024.

Marc Elliott, Gencor’s President, commented, “We are pleased with the significant increase in revenues in our first quarter, which is traditionally our lowest revenue quarter of the year. Although second quarter revenues were slightly lower, our overall six-month year-over-year performance attained approximately $70 million net revenue and $11 million in operating income, a marked increase over fiscal 2024. As we enter a more traditional market for the remainder of 2025, we will continue to focus on our mission of market growth, and improved manufacturing efficiency while delivering high quality products and services to our customers. ”

Gencor Industries, Inc. is a diversified heavy machinery manufacturer for the production of highway construction materials and equipment and environmental control machinery and equipment used in a variety of applications.

GENCOR INDUSTRIES, INC.

Condensed Consolidated Income Statements

(Unaudited)

	For the Quarters Ended March 31,		For the Six Months Ended March 31,
	2025	2024	2025	2024
Net revenue	$38,204,000	$40,676,000	$69,620,000	$66,694,000
Cost of goods sold	26,851,000	28,354,000	49,599,000	46,838,000

Gross profit	11,353,000	12,322,000	20,021,000	19,856,000
Operating expenses:
Product engineering and development	681,000	893,000	1,357,000	1,694,000
Selling, general and administrative	4,192,000	4,357,000	7,560,000	7,707,000

Total operating expenses	4,873,000	5,250,000	8,917,000	9,401,000

Operating income	6,480,000	7,072,000	11,104,000	10,455,000
Other income (expense), net:
Interest and dividend income, net of fees	1,158,000	803,000	2,147,000	1,519,000
Net realized and unrealized gains on marketable securities	598,000	205,000	143,000	1,724,000

Total other income (expense), net	1,756,000	1,008,000	2,290,000	3,243,000

Income before income tax expense	8,236,000	8,080,000	13,394,000	13,698,000
Income tax expense	2,141,000	1,858,000	3,482,000	3,150,000

Net income	$6,095,000	$6,222,000	$9,912,000	$10,548,000

Net income per common share – basic and diluted	$0.42	$0.42	$0.68	$0.72

GENCOR INDUSTRIES, INC.

Condensed Consolidated Balance Sheets

ASSETS	March 31, 2025 (Unaudited)	September 30, 2024
Current assets:
Cash and cash equivalents	$52,270,000	$25,482,000
Marketable securities at fair value (cost of $90,481,000 at March 31, 2025 and $88,777,000 at September 30, 2024)	91,405,000	89,927,000
Accounts receivable, less allowance for credit losses of $498,000 at March 31, 2025 and $390,000 at September 30, 2024	5,155,000	1,980,000
Contract assets	4,380,000	9,339,000
Inventories, net	55,092,000	63,762,000
Prepaid expenses	841,000	2,352,000

Total current assets	209,143,000	192,842,000

Property and equipment, net	10,726,000	11,472,000
Deferred income taxes	3,483,000	3,424,000
Other long-term assets	575,000	383,000

Total Assets	$223,927,000	$208,121,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,552,000	$2,001,000
Customer deposits	5,550,000	5,018,000
Contract liabilities	2,796,000	—
Accrued expenses	3,676,000	3,255,000
Current operating lease liabilities	366,000	330,000

Total current liabilities	15,940,000	10,604,000
Unrecognized tax benefits	1,778,000	1,376,000
Non-current operating lease liabilities	156,000	—

Total liabilities	17,874,000	11,980,000

Commitments and contingencies
Shareholders’ equity:
Preferred stock, par value $.10 per share; 300,000 shares authorized; none issued	—	—
Common stock, par value $.10 per share; 15,000,000 shares authorized; 12,338,845 shares issued and outstanding at March 31, 2025 and September 30, 2024	1,234,000	1,234,000
Class B Stock, par value $.10 per share; 6,000,000 shares authorized; 2,318,857 shares issued and outstanding at March 31, 2025 and September 30, 2024	232,000	232,000
Capital in excess of par value	12,590,000	12,590,000
Retained earnings	191,997,000	182,085,000

Total shareholders’ equity	206,053,000	196,141,000

Total Liabilities and Shareholders’ Equity	$223,927,000	$208,121,000

Caution Concerning Forward Looking Statements - This press release and our other communications and statements may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements about the Company’s beliefs, plans, objectives, goals, expectations, estimates, projections and intentions. These statements are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond the Company’s control. The Company’s actual results may differ materially from those set forth in the Company’s forward-looking statements depending on a variety of important factors, including the financial condition of the Company’s customers, changes in the economic and competitive environments, demand for the Company’s products and the timing and consequences of the delays in the Company’s regaining compliance with its SEC filing obligations. In addition, the impact of (i) the U.S. government’s recent tariff announcements, (ii) the invasion by Russia into Ukraine, and (iii) the conflict between Israel and Hamas, including hostilities involving Iran, as well as actions taken by other countries, including the U.S., in response to such tariff announcements and conflicts, could result in a disruption in our supply chain and higher costs of our products. The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions are intended to identify forward-looking statements.

For information concerning these factors and related matters, see the following sections of the Company’s Annual Report on Form 10-K for the year ended September 30, 2024: (a) Part I, Item 1A, “Risk Factors” and (b) Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. However, other factors besides those referenced could adversely affect the Company’s results, and you should not consider any such list of factors to be a complete set of all potential risks or uncertainties. Any forward-looking statements made by the Company herein speak as of the date of this press release. The Company does not undertake to update any forward-looking statements, except as required by law.

Unless the context otherwise indicates, all references in this press release to the “Company,” “Gencor,” “we,” “us,” or “our,” or similar words are to Gencor Industries, Inc. and its subsidiaries.

Contact:  Eric Mellen, Chief Financial Officer

407-290-6000